Exhibit 10.1

CONSULTING AGREEMENT

This is an Agreement executed this 15th day of May 2006 by and between:

•
Extreme Staging, Inc.,  a corporation organized and existing under the laws of the State of  Nevada   with usual place of business at  4503 15th Ave., Brooklyn, N.Y.  11219, (hereinafter called  the "Company"),

And

•	Esther Ackerman, an individual, residing at 4910 17th Ave., Brooklyn, N.Y, 11219 , (hereinafter called the “Consultant”).

Effective the 15th  day of  May 2006, the Company contracts for the services of the Consultant, and the Consultant agrees to serve the Company, under the following terms and conditions:

1.	Scope of Work. The Consultant shall assist the Company in the following endeavors:
A.	Assisting in the implementation of the Vendor Affiliate Program.
B.	Assisting in the implementation of the Extreme Affiliate Program
C.	Assisting with all of the company's activities relating to the execution of the Company's business plan and plan of operations.
D.	Setting up of the Gold Plan Affiliate Program
E.	Acting as Extreme Project Coordinator.

2.	Duration. This Agreement is valid for the period: May 15, 2006 to May 15, 2007 with additional one year renewals upon written consent of both parties.

3.	Compensation:

As compensation for her services, Consultant shall be paid the sum of $60,000 per annum plus out of pocket pre-approved expenses.  The company has a right to pay such compensation in the form of its $0.0001 par value Common Stock valued at the prevailing rate at the time of issuance which equaled to $60,000.   The initial year compensation shall be paid in full upon the execution of this Agreement by both parties.

Consultant agrees to accept as compensation an aggregate of 2,000,000 common shares of the Company's common stock.  Consultant understands these shares are being issued under the exemption of Section 4(2) of the Securities Act of 1933 and will bear a restrictive legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.   Consultant further understands that although the Company plans to register the shares in its initial SB-2 filing, the shares may or may not be rendered effective by the SEC.  Furthermore, even if the SEC renders the SB-2 as effective, Consultant will be limited to the sale of no more than 133,333 shares in each 90 days reflecting 1% of the outstanding shares of the Company.

The Consultant acknowledges that she is an independent contractor and that she is not entitled to any benefits provided by the Company to its employees.  Consultant will be reimbursed for pre-approved out of pocket expenses.

4.
Conflict of Interest.  The Consultant agrees to inform the Company of all the Consultant’s interests, if any, which may be, or which the Consultant has reason to believe may be, incompatible with the interests of the Company or the Company’s Affiliates and clients.  In addition to the foregoing, the Consultant agrees not to make improper use of any information that comes to herself or his agents or representatives in the performance of services under this Agreement.

5.	Termination. This Agreement shall be terminated on May 14, 2008. This contract may be renewed for additional one year terms, upon mutual consent of both parties.

6.
Confidentiality.  Either party to this Agreement may, in the course of fulfilling its terms, need to disclose information to the other party that is proprietary or confidential.  When such disclosure is undertaken, the following provisions apply:

a.	The term “Disclosing Party,” as used in this Agreement, means the party providing Confidential Information. The “Receiving Party” is the party receiving the information.

b.
The term “Confidential Information,” as used in this Agreement, means any oral, written, or documentary information or information that is stored by electronic means which (i) relates to this Agreement, (ii) is received by one of the parties from the other, and, in the case of written information, (iii) is marked “Confidential,” “Proprietary” or bears a marking of like import or which the Disclosing Party states in writing at the time of transmittal to, or receipt by, the Receiving Party is to be considered confidential.  Orally disclosed information shall be considered confidential if identified as such at the time of disclosure and if followed up in writing within ten (ten) calendar days, with the information identified and marked as confidential.

c.
The term “Trade Secret”, as used in this Agreement, means any oral, written, or documentary information or information that is stored by electronic means that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

d.
The “Confidential Information” and “Trade Secrets” do not include information that: (i) is already known to the Receiving Party as evidenced by prior documentation thereof; or (ii) is or becomes publicly known through no wrongful act of the Receiving Party; or (iii) is rightfully received by the Receiving Party from a third party without restriction and without breach of this Agreement or any other Agreement; or (iv) is approved for release by written authorization of the Disclosing Party.

e.
The Receiving Party shall not disclose to others, or use for any purpose of its own, any Confidential Information, financial or business data, technical data, or other confidential or proprietary information obtained from the Disclosing Party, or from an affiliated entity of the Disclosing Party, as a result of work done pursuant to this Agreement, or generated or developed in the performance of work under this Agreement.  With respect to Trade Secrets, the Receiving Party agrees not to use for any purpose whatsoever or to disclose Trade Secrets at any time during or after the term of this Agreement or until such Trade Secrets lose their status as such by becoming generally available to the public by independent discovery, development, or publication.  Furthermore, the Receiving Party will not display for any purpose any drawing, letter, report, other document, or any copy or reproduction thereof belonging to or pertaining to the Disclosing Party, or to an affiliated entity of the Disclosing Party, unless such drawing, letter, report, or other document has been previously published by the Disclosing Party.  Publication shall not include publication to an affiliated entity of the Disclosing Party.  Upon termination of this Agreement, the Receiving Party agrees to return all Confidential Information to the Disclosing Party.

f.
The covenants regarding Confidential Information and Trade Secrets will apply to any Confidential Information or Trade Secrets disclosed to the Receiving Party by the Disclosing Party before or after the date of this Agreement.

7.	Miscellaneous.

A.
Entire Agreement and Amendments.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral. No amendment or extension of the Agreement shall be binding unless in writing and signed by both parties.

B.
 Binding Effect, Assignment.  This Agreement shall be binding upon and shall inure to the benefit of Consultant and the Company and to the Company's successors and assigns. Nothing in this Agreement shall be construed to permit the assignment by Consultant of any of its rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of the Company.

C.
Governing Law, Severability.  This Agreement shall be governed by the laws of the State of New York.    The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision.

D.
Arbitration.  Any controversy or claim arising out of or relating  to this contract, or the breach thereof, shall be settled by  arbitration in accordance of the rules of the American Arbitration  Association, and judgment upon the award rendered by the  arbitrator(s) shall be entered in any court having jurisdiction thereof.  For that purpose the parties hereto consent to the jurisdiction and venue of an appropriate court located in the State of New York.  In the event that litigation results from  or arises out of this Agreement or the performance thereof, the  parties agree to reimburse the prevailing party's reasonable attorney's  fees, and all other expenses, whether or not  taxable by the court as costs, in addition to any other relief to  which the prevailing party may be entitled.  In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

WHEREFORE, the parties have executed this Agreement as of the date first written above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written:

COMPANY                                                                                                      CONSULTANT

Extreme Home Staging, Inc.                                                                                                         Esther Ackerman
___________________________                                                                                                     _____________________________
Name:  Milka Fixler
/s/ Milka Fixler                                                                                                                               /s/  Esther Ackerman
President, CEO                                                                                                                                 Consultant